SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                              FORM 8-K
                              CURRENT REPORT


     Pursuant to Section 13 or 15(d) of
     the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 8, 2004


               RUSSIAN ATHENA, INC.
Name of registrant as specified in its charter

                                 MYERCOM, INC.
                                  Former name

                                   Delaware
      (State or other jurisdiction of incorporation)

                                 .
         0-27799                                      33-0619531
(Commission File Number)                    (IRS Employer Identification No.)


 24351 Pasto Road, Suite B, Dana Point, California                   92629
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (949)E489-2400




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Item 4.       Change in Accountants.

          The Registrant's former independent accountant Pritchett, Siler & Hardy, P.C.("Pritchett, Siler & Hardy") resigned from that capacity on June 8, 2004. The report by Pritchett, Siler & Hardy on the financial statements of the Registrant dated October 2, 2001, including balance sheets as of June 30, 2001 and 2000 and the statements of operations, cash flows and statement of stockholders' equity for the years ended June 30, 2001 and 2000 and the period inception (April 20, 1994) to June 30, 2001 ("Financial Statements") did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Pritchett, Siler & Hardy did not audit the financial statements filed by the Registrant in its Annual Reports on Form 10-KSB for the years ended June 30, 2002 and 2003 which were filed with the Securities and Exchange Commission, nor did it review the quarterly financial statements contained in the quarterly reports on Form 10-QSB for the quarters ended September 30, 2002, December 31, 2002, March 31, 2003, September 30, 2003, December 30, 2003 or March 31, 2004 filed with the Securities and Exchange Commission. During the period covered by the Financial Statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. On June 8, 2004 the Registrant engaged Mantyla, McReynolds LLC as its new independent accountants. Prior to the engagement of Mantyla, McReynolds LLC, the Registrant did not consult with Mantyla, McReynolds LLC, on the application of accounting principles to any specific transaction nor the type of audit opinion that might be rendered on the Registrant's financial statements. Pritchett, Siler & Hardy was provided with the disclosure set forth above and provided the Registrant with a letter to the effect that they did not disagree with the above statements as far as they related to Pritchett, Siler & Hardy. A copy of Pritchett, Siler & Hardy's letter is filed as an exhibit to this Current Report.

          (c)     Exhibits

16.1 Letter from Pritchett, Siler & Hardy & Co., PC. Filed here-with.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 9, 2004                                   RUSSIAN ATHENA, INC.







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                                                       By: /s/ Jehu Hand
                                                       Jehu Hand
                                                       President





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